Exhibit 99.1

Ameresco Reports Third Quarter 2023 Financial Results

Record Total Project Backlog Increased 14% Sequentially, with $708M in New Awards
Q3 Results Affected by Project Delays and Asset Downtime
Secured Over $500 Million in Financing Commitments
Resetting Guidance to Reflect Continued Industry Headwinds

Third Quarter 2023 Financial Highlights:
•Revenues of $335.1 million
•Net income attributable to common shareholders of $21.3 million
•GAAP EPS of $0.40
•Non-GAAP EPS of $0.40
•Adjusted EBITDA of $43.3 million

FRAMINGHAM, MA – November 6, 2023 – Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended September 30, 2023. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein.
CEO George Sakellaris commented, “During the quarter we continued to execute effectively on our long term strategic business development activities, driving substantial year-on-year and sequential increases in our project backlog and assets in development, which support our long-term growth objectives. The third quarter was impacted by a variety of factors, including supply chain delays and administrative bottlenecks, caused the push-out of project revenue, resulting in results that were below our expectations. While disappointing, we expect to capture these revenues in future quarters. Also impacting our results was greater than expected downtime at some of our Energy Asset plants.

“Ameresco’s backlog and pipeline metrics underscore the strength of our market positioning and our ability to gain share of an expanding addressable market. The momentum for new projects and asset opportunities remains strong. We are experiencing high levels of project activity with year to date new awards of $1.7 billion, more than double last year's $800 million. Additionally, we increased our net assets in development by over 50 MW in the third quarter. Even with higher interest rates we are successfully financing our profitable asset business, securing over a half a billion dollars in attractive project financing commitments during the quarter.

Third Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue of $335.1 million was below the Company’s guidance for the quarter as the Projects business faced supply chain headwinds as well as delays in contract conversions. Energy Asset revenue increased 6.2% driven by continued growth in operating assets and stronger RIN prices partially offsetting unplanned downtime at certain of our RNG plants. O&M revenue increased 4.2% reflecting consistent growth in long-term contracts. Other revenue decreased 3.0% as a result of a decline in our integrated PV business due to weakness in the oil and gas market. Gross margin of 19.0% expanded year-over-year while SG&A increased slightly related to the addition of the Enerqos acquisition earlier in the year. Net income attributable to common shareholders and adjusted EBITDA were $21.3 million and $43.3 million, respectively. The GAAP results for the quarter include a discrete tax benefit of $7.2 million related to the allocation of a prior year Section 179D tax deduction allocated from a customer.

(in millions)	3Q 2023			3Q 2022
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$242.7	$13.5	$16.4	$351.5	$15.9	$30.2
Energy Assets	$44.3	$5.5	$21.6	$41.7	$8.8	$22.4
O&M	$22.8	$2.4	$3.9	$21.9	$1.7	$3.1
Other	$25.4	$0.0	$1.4	$26.2	$1.0	$2.2
Total (2)	$335.1	$21.3	$43.3	$441.3	$27.4	$57.9

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

($ in millions)	At September 30, 2023
Awarded Project Backlog (1)	$2,513
Contracted Project Backlog	$1,188
Total Project Backlog	$3,701
12-month Contracted Backlog (2)	$765

O&M Revenue Backlog	$1,238
12-month O&M Backlog	$87
Energy Asset Visibility (3)	$2,300
Operating Energy Assets	444 MWe
Ameresco's Net Assets in Development (4)	596 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects
(4) Net MWe capacity includes only our share of any jointly owned assets

Project Highlights:

•Ameresco was awarded the DOE’s Gen4 EPSC contract which carries a $5 billion contract ceiling over ten years, highlighting its key role in providing energy saving performance contract services to the federal government. On each of the previous generations of this contract, Ameresco developed project solutions totaling more than $2 billion in the aggregate.
•Ameresco announced another innovative floating PV installation with Mountain Regional Water at its Signal Hill Water Treatment Plant. The 600 KW design build project will be integrated behind the meter allowing it to provide electricity directly to the treatment plant.

Asset Highlights
In the Third Quarter of 2023:

•Ameresco’s Assets in Development ended the quarter at 645 MWe. After subtracting Ameresco’s partners’ minority interests, Ameresco’s owned capacity of Assets in Development at quarter end was 596 MWe.
•We increased our net assets in development by 51 MW in the third quarter mostly attributable to the acquisition of the Los Alamitos solar and battery microgrid project as part of our staged acquisition of Bright Canyon Energy.

Summary and Outlook

“While our long-term fundamentals remain as strong as ever, we feel it prudent to adjust our near-term targets reflecting the expectation that recent industry headwinds, including project conversion delays and push-outs in asset permitting along with labor and material shortages, will continue into 2024. We are adjusting our 2023 quarter guidance to reflect the industry issues that continue to impact our business such as project conversion and asset construction pushouts. Full year 2023 guidance is included in the table below. We now expect to place between 120 and 130 MWe of energy assets in service for all of 2023, including the 31.5MW solar + 20MW battery Los Alamitos microgrid project and our second 5MWe RNG plant. A third RNG plant is expected to be at mechanical completion by the end of the year, and fully commissioned in early 2024. We now expect that our 2024 Adjusted EBITDA target will be approximately $250 million. As usual, we will be providing detailed 2024 guidance when we report Q4 early in 2024.

While we continue to face some headwinds, our significant long term growth opportunity has never been better with over $7.2 billion in revenue visibility and almost 600 MW of assets in development and construction. The market demand for renewable and clean tech solutions has never been greater,” Mr. Sakellaris concluded.

FY 2023 Guidance Ranges
Revenue	$1.315 billion	$1.370 billion
Gross Margin	18.5%	19.0%
Adjusted EBITDA	$160 million	$170 million
Interest Expense & Other	$39 million	$40 million
Effective Tax Rate	-30%	-25%
Non-GAAP EPS	$1.15	$1.25

The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the impact of redeemable non-controlling interest activity, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Two of the three Southern California Edison projects are currently in commissioning and are expected to achieve substantial completion by the end of 2023. The third project, which was significantly impacted by the heavy rainfall in California, is expected to reach substantial completion in the first half of 2024. Based on this we have requested an additional extension to the maturity date for the remaining principal amount of the delayed draw term loan A under our senior secured credit facility, which is scheduled to mature on December 15, 2023. The remaining principal balance is $90 million down from the original balance of $220 million.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss third quarter 2023 financial results, business and financial outlook and other business highlights. Participants may access the earnings conference call by pre-registering here at least fifteen minutes in advance. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state, and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, and backlog, as well as estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, capital investments, other financial guidance and longer term outlook, statements about our financing plans including possible asset sales, the requested extension to the maturity date of our Delayed Draw Term Loan A, the impact of any reorganizations, the impact the IRA, supply chain disruptions, shortage and cost of materials and labor, and other macroeconomic and geopolitical challenges; our expectations related to our agreement with SCE including the impact of any delays, the impact of a possible U.S. federal government shutdown and the U.S. Department of Commerce’s solar panel import investigation and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation

Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under signed contracts without delay and in accordance with their terms; demand for our energy efficiency and renewable energy solutions; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and cost of labor and equipment particularly given global supply chain challenges and global trade conflicts; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers; the impact of macroeconomic challenges, weather related events and climate change on our business; global supply chain challenges, component shortages and inflationary pressures; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$107,776	$115,534
Restricted cash	56,909	20,782
Accounts receivable, net	133,070	174,009
Accounts receivable retainage, net	33,459	38,057
Costs and estimated earnings in excess of billings	591,378	576,363
Inventory, net	13,648	14,218
Prepaid expenses and other current assets	67,864	38,617
Income tax receivable	7,219	7,746
Project development costs, net	18,800	16,025
Total current assets	1,030,123	1,001,351
Federal ESPC receivable	529,382	509,507
Property and equipment, net	17,551	15,707
Energy assets, net	1,656,585	1,181,525
Deferred income tax assets, net	9,439	3,045
Goodwill, net	77,343	70,633
Intangible assets, net	7,347	4,693
Operating lease assets	52,857	38,224
Restricted cash, non-current portion	11,010	13,572
Other assets	69,356	38,564
Total assets	$3,460,993	$2,876,821

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$409,906	$331,479
Accounts payable	328,155	349,126
Accrued expenses and other current liabilities	93,584	89,166
Current portions of operating lease liabilities	12,703	5,829
Billings in excess of cost and estimated earnings	36,880	34,796
Income taxes payable	1,114	1,672
Total current liabilities	882,342	812,068
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,022,256	568,635
Federal ESPC liabilities	486,019	478,497
Deferred income tax liabilities, net	4,134	9,181
Deferred grant income	7,070	7,590
Long-term operating lease liabilities, net of current portion	38,806	31,703
Other liabilities	73,965	49,493

	September 30,	December 31,
	2023	2022
Redeemable non-controlling interests, net	$47,275	$46,623
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,336,341 shares issued and 34,234,546 shares outstanding at September 30, 2023, 36,050,157 shares issued and 33,948,362 shares outstanding at December 31, 2022	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2023 and December 31, 2022	2	2
Additional paid-in capital	321,821	306,314
Retained earnings	562,203	533,549
Accumulated other comprehensive loss, net	(3,735)	(4,051)
Treasury stock, at cost, 2,101,795 shares at September 30, 2023 and December 31, 2022	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	868,506	824,029
Non-controlling interests	30,620	49,002
Total stockholders’ equity	899,126	873,031
Total liabilities, redeemable non-controlling interests and stockholders' equity	$3,460,993	$2,876,821

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$335,149	$441,296	$933,265	$1,492,695
Cost of revenues	271,493	361,740	761,012	1,263,458
Gross profit	63,656	79,556	172,253	229,237
Earnings from unconsolidated entities	526	488	1,356	1,477
Selling, general and administrative expenses	42,752	41,106	125,466	120,036
Operating income	21,430	38,938	48,143	110,678
Other expenses, net	10,642	7,546	27,883	19,876
Income before income taxes	10,788	31,392	20,260	90,802
Income tax (benefit) provision	(10,054)	3,657	(10,552)	10,896
Net income	20,842	27,735	30,812	79,906
Net loss (income) attributable to non-controlling interests and redeemable non-controlling interests	423	(344)	(2,077)	(2,915)
Net income attributable to common shareholders	$21,265	$27,391	$28,735	$76,991
Net income per share attributable to common shareholders:
Basic	$0.41	$0.53	$0.55	$1.48
Diluted	$0.40	$0.51	$0.54	$1.44
Weighted average common shares outstanding:
Basic	52,209	51,869	52,104	51,810
Diluted	53,300	53,297	53,259	53,252

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$30,812	$79,906
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	42,847	36,911
Depreciation of property and equipment	2,849	2,057
Increase in contingent consideration	705	814
Accretion of ARO liabilities	194	108
Amortization of debt discount and debt issuance costs	3,407	2,869
Amortization of intangible assets	1,681	1,462
Provision for bad debts	637	363
Loss on write-off of long-lived assets	18	888
Earnings from unconsolidated entities	(1,356)	(1,477)
Net gain from derivatives	(3,306)	(225)
Stock-based compensation expense	12,318	10,837
Deferred income taxes, net	(13,089)	4,927
Unrealized foreign exchange loss	1,148	466
Changes in operating assets and liabilities:
Accounts receivable	58,135	(47,257)
Accounts receivable retainage	4,589	225
Federal ESPC receivable	(143,647)	(180,249)
Inventory, net	570	(4,287)
Costs and estimated earnings in excess of billings	5,260	(325,057)
Prepaid expenses and other current assets	(10,925)	864
Project development costs	(4,638)	(823)
Other assets	(2,080)	(10,254)
Accounts payable, accrued expenses and other current liabilities	(38,444)	143,026
Billings in excess of cost and estimated earnings	10,104	7,802
Other liabilities	1,200	(436)
Income taxes receivable, net	590	3,371
Cash flows from operating activities	(40,421)	(273,169)
Cash flows from investing activities:
Purchases of property and equipment	(4,597)	(3,981)
Capital investment in energy assets	(445,540)	(182,119)
Capital investment in major maintenance of energy assets	(8,024)	(16,106)
Asset acquisition, net of cash acquired	6,206	—
Contributions to equity investments	(3,489)	—
Acquisitions, net of cash received	(9,183)	—
Loans to joint venture investments	(566)	(458)
Cash flows from investing activities	(465,193)	(202,664)
Cash flows from financing activities:
Payments of debt discount and debt issuance costs	(8,635)	(2,885)
Proceeds from exercises of options and ESPP	3,384	4,430
(Payments on) proceeds from senior secured revolving credit facility, net	(115,000)	139,000
Proceeds from long-term debt financings	728,600	331,086
Proceeds from Federal ESPC projects	107,303	173,865
Net proceeds from energy asset receivable financing arrangements	12,514	7,675
Contributions from non-controlling interests	499	13,148
Distributions to non-controlling interest	(20,521)	—
Distributions to redeemable non-controlling interests, net	(494)	(784)
Payment on seller's promissory note	(12,500)	—
Payments on long-term debt and financing leases	(162,749)	(111,341)
Cash flows from financing activities	532,401	554,194

	Nine Months Ended September 30,
	2023	2022
Effect of exchange rate changes on cash	(980)	(1,857)
Net increase in cash, cash equivalents, and restricted cash	25,807	76,504
Cash, cash equivalents, and restricted cash, beginning of period	149,888	87,054
Cash, cash equivalents, and restricted cash, end of period	$175,695	$163,558

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended September 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$13,465	$5,454	$2,393	$(47)	$21,265
Impact from redeemable non-controlling interests	—	(587)	—	—	(587)
Plus (less): Income tax provision (benefit)	(6,953)	(3,766)	717	(52)	(10,054)
Plus: Other expenses, net	5,042	4,970	227	403	10,642
Plus: Depreciation and amortization	1,134	14,902	311	707	17,054
Plus: Stock-based compensation	3,128	570	293	328	4,319
Plus: Contingent consideration, restructuring and other charges	595	14	4	52	665
Adjusted EBITDA	$16,411	$21,557	$3,945	$1,391	$43,304
Adjusted EBITDA margin	6.8%	48.7%	17.3%	5.5%	12.9%

	Three Months Ended September 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$15,909	$8,827	$1,667	$988	$27,391
Impact from redeemable non-controlling interests	—	344	—	—	344
Plus (less): Income tax provision (benefit)	6,336	(3,952)	777	496	3,657
Plus: Other expenses, net	3,047	4,199	136	164	7,546
Plus: Depreciation and amortization	745	12,649	292	342	14,028
Plus: Stock-based compensation	2,892	343	180	216	3,631
Plus: Restructuring and other changes	1,255	5	2	2	1,264
Adjusted EBITDA	$30,184	$22,415	$3,054	$2,208	$57,861
Adjusted EBITDA margin	8.6%	53.8%	14.0%	8.4%	13.1%

	Nine Months Ended September 30, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$12,114	$11,659	$3,820	$1,142	$28,735
Impact from redeemable non-controlling interests	—	869	—	—	869
Plus (less): Income tax provision (benefit)	(8,405)	(3,920)	1,336	437	(10,552)
Plus: Other expenses, net	10,127	16,150	559	1,047	27,883
Plus: Depreciation and amortization	2,901	42,150	923	1,403	47,377
Plus: Stock-based compensation	8,629	1,783	904	1,002	12,318
Plus: Contingent consideration, restructuring and other charges	1,147	48	15	211	1,421
Adjusted EBITDA	$26,513	$68,739	$7,557	$5,242	$108,051
Adjusted EBITDA margin	4.0%	50.9%	11.1%	7.0%	11.6%

	Nine Months Ended September 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$41,855	$25,583	$6,725	$2,828	$76,991
Impact from redeemable non-controlling interests	—	2,915	—	—	2,915
Plus (less): Income tax provision (benefit)	15,315	(8,036)	2,225	1,392	10,896
Plus: Other expenses, net	8,190	10,936	355	395	19,876
Plus: Depreciation and amortization	2,319	36,021	913	1,177	40,430
Plus: Stock-based compensation	8,936	902	466	533	10,837
Plus: Restructuring and other charges	1,243	(21)	14	60	1,296
Adjusted EBITDA	$77,858	$68,300	$10,698	$6,385	$163,241
Adjusted EBITDA margin	6.3%	55.5%	16.9%	8.8%	10.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$21,265	$27,391	$28,735	$76,991
Adjustment for accretion of tax equity financing fees	(26)	(27)	(81)	(81)
Impact from redeemable non-controlling interests	(587)	344	869	2,915
Plus: Contingent consideration, restructuring and other charges	665	1,264	1,421	1,296
(Less) Plus: Income tax effect of Non-GAAP adjustments	(173)	(329)	(369)	(338)
Non-GAAP net income	21,144	28,643	30,575	80,783

Diluted net income per common share	$0.40	$0.51	$0.54	$1.44
Effect of adjustments to net income	—	0.03	0.03	0.08
Non-GAAP EPS	$0.40	$0.54	$0.57	$1.52

Adjusted cash from operations:
Cash flows from operating activities	$(6,572)	$34,674	$(40,421)	$(273,169)
Plus: proceeds from Federal ESPC projects	30,604	52,134	107,303	173,865
Adjusted cash from operations	$24,032	$86,808	$66,882	$(99,304)

Other Financial Measures (Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
New contracts and awards:
New contracts	$341,140	$282,500	$799,380	$657,800
New awards (1)	$708,470	$147,440	$1,673,625	$808,540
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2023
	Low	High
Operating income (1)	$84 million	$93 million
Depreciation and amortization	$65 million	$65 million
Stock-based compensation	$11 million	$12 million
Adjusted EBITDA	$160 million	$170 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.